U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 28, 2004

COMMISSION FILE NUMBER: 000-21268

MineCore International, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Americana Gold and Diamond Holdings, Inc.
(FORMER NAME OF REGISTRANT)

Delaware
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

84-1023321
(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

110 East Broward Blvd.
Suite 750
Fort Lauderdale, FL 33301
TELEPHONE: 954 653 0843
FAX 954-653-0844
(ADDRESS AND PHONE NUMBER OF PRINCIPAL OFFICES)

4790 Caughlin Parkway #171
Reno, Nevada 89509-0907
TELEPHONE: 775 750 0450
FAX 775 746 3951
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

1

ITEM 7.01 Regulation FD Disclosure and
ITEM 8.01 Other Events

On June 28, 2004 we filed with the Secretary of State in Delaware a certificate of amendment to our articles of incorporation changing our name from Americana Gold and Diamond Holdings, Inc. to MineCore International, Inc. The name change was approved by our shareholders owning a majority of the Company’s issued and outstanding common stock by action in lieu of meeting. The number of shares voting in favor of the amendment was sufficient for approval. The foregoing corporate action was reflected in our certificate of amendment to our articles of incorporation.

Effective at 11:59 p.m. EST on July 14, 2004, we implemented a one-for-ten reverse stock split of our common stock. The reverse stock split did not change the number of authorized shares of common stock we may issue. The one-for-ten reverse stock split was approved by our board of directors and subsequently ratified by the shareholders owning a majority of the Company’s issued and outstanding common stock by action in lieu of meeting. The number of shares voting in favor of the reverse split was sufficient for approval.

As part of the foregoing actions, we have also changed the trading symbol of our common stock from AGDM to MCIO.

Item 9.01 Financial Statements and Exhibits

      (a) Financial Statements: Not applicable

      (b) Pro forma financial information: Not applicable

EXHIBITS

      3.1 Certificate of Amendment to the Articles of Incorporation

      99.1 Press Release dated July 15, 2004

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

DATED: August 26, 2004	MinceCore International, Inc. By: /s/ D.L. (Dan) Forigo D.L. (Dan) Forigo President